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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Ashford Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2017

To the stockholders of ASHFORD INC.:

        The annual meeting of stockholders of Ashford Inc., a Maryland corporation, will be held at the Dallas Marriott Suites Medical/Market Center, 2493 N. Stemmons Freeway, Dallas, Texas 75207 on May 16, 2017 beginning at 9:30 a.m., Central time, to:

  (i)
  elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

  (ii)
  ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2017; and

  (iii)
  transact any other business that may properly come before the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

        Stockholders of record at the close of business on March 31, 2017 will be entitled to notice of and to vote at the annual meeting of stockholders. It is important that your shares be represented at the annual meeting of stockholders regardless of the size of your holdings. Whether or not you plan to attend the annual meeting of stockholders in person, please vote your shares by signing, dating and returning the enclosed proxy card as promptly as possible. A postage-paid envelope is enclosed if you wish to vote your shares by mail. If you hold shares in your own name as a holder of record and vote your shares by mail prior to the annual meeting of stockholders, you may revoke your proxy by any one of the methods described herein if you choose to vote in person at the annual meeting of stockholders. Voting promptly saves us the expense of a second mailing.

By order of the board of directors,
/s/ DAVID A. BROOKS David A. Brooks, Secretary

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
April 13, 2017

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2017.

        The company's Proxy Statement for the 2017 Annual Meeting of Stockholders, the Annual Report to Stockholders for the fiscal year ended December 31, 2016, and the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, are available at www.ashfordinc.com under the "Investor" link, at the "Annual Meeting Material" tab.

i

ASHFORD INC.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2017

        We are providing these proxy materials in connection with the solicitation by the board of directors of Ashford Inc. of proxies to be voted on at our annual meeting of stockholders to be held at the Dallas Marriott Suites Medical/Market Center, 2493 N. Stemmons Freeway, Dallas, Texas 75207 beginning at 9:30 a.m., Central time, on May 16, 2017. The board of directors is requesting that you allow your shares to be represented and voted at the annual meeting of stockholders by the proxies named on the enclosed proxy card. This proxy statement and accompanying proxy will be first mailed to stockholders on or about April 13, 2017.

        "We," "our," "us," "Ashford," and the "company" each refers to Ashford, Inc. (NYSE MKT: AINC), a Maryland corporation. "Ashford Trust" refers to Ashford Hospitality Trust, Inc. (NYSE: AHT), a Maryland corporation and real estate investment trust ("REIT") from which we spun off in November 2014. "Ashford Prime" refers to Ashford Hospitality Prime, Inc. (NYSE: AHP), a Maryland corporation and REIT that spun off from Ashford Trust in November 2013. "Ashford LLC" refers to Ashford Hospitality Advisors LLC, a Delaware limited liability company and our subsidiary. We, together with Ashford LLC serve as external advisor to each of Ashford Trust and Ashford Prime. "Remington" refers to Remington Lodging & Hospitality, LLC, a Delaware limited liability company and property management company owned by Mr. Monty J. Bennett, our Chief Executive Officer and Chairman, and his father, Mr. Archie Bennett, Jr., Chairman Emeritus of Ashford Trust. Mr. Monty Bennett also serves as the Chief Executive Officer of Remington.

        At the annual meeting of stockholders, action will be taken to:

  (i)
  elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

  (ii)
  ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2017; and

  (iii)
  transact any other business that may properly come before the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

 FORWARD-LOOKING STATEMENTS

        Certain statements and assumptions in this proxy statement contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control.

        These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise, and the market price of our common stock; availability, terms and deployment of capital; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; actual and potential conflicts of interest with or between Remington, Ashford Prime and Ashford Trust, our executive officers and our non-independent directors; availability of qualified personnel; changes in governmental regulations, accounting rules, tax rates and similar matters; legislative and regulatory changes. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in our Annual Report on Form 10-K, and from time to time, in Ashford's other filings with the Securities and Exchange Commission. The forward-looking statements included in this proxy statement are only made as of the date of this proxy statement. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

 GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

        The enclosed proxy is solicited by and on behalf of our board of directors. In addition to the solicitation of proxies by use of the mail, we expect that directors, officers and other employees of Ashford may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our directors, officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing.

        We have retained MacKenzie Partners, Inc. ("MacKenzie") to aid in the solicitation of proxies and to verify records relating to the solicitation. MacKenzie will receive a base fee of $10,000, plus out-of-pocket expenses.

Voting Securities

        Our only outstanding voting equity securities are shares of our common stock. Each share of common stock entitles the holder to one vote. As of March 31, 2017 there were 2,017,024 shares of common stock outstanding and entitled to vote. Only stockholders of record at the close of business on March 31, 2017 are entitled to notice of and to vote at the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

Voting

        If you hold your common stock in your own name as a holder of record, you may instruct the proxies to vote your common stock by signing, dating and mailing the proxy card in the postage-paid envelope provided. You may also vote your common stock in person at the annual meeting of stockholders. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

        If your common stock is held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your common stock voted at the annual meeting of stockholders.

Counting of Votes

        A quorum will be present at the annual meeting if the holders of a majority in voting power of the outstanding shares entitled to vote are present in person or by proxy. If you have returned valid proxy instructions or if you hold your shares in your own name as a holder of record and attend the annual meeting of stockholders in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting of stockholders may be adjourned by the chairman of the meeting or by a vote of a majority of the shares represented at the annual meeting until a quorum has been obtained.

        The affirmative vote of a plurality of all of the votes cast at the annual meeting of stockholders will be required to elect each nominee to our board of directors (Proposal 1). Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted. The affirmative vote of a majority of all of the votes cast at the annual meeting will be required to ratify the appointment of BDO USA, LLP as our independent auditors for the year ending December 31, 2017 (Proposal 2) and for any other matter that may properly come before the stockholders at the annual meeting.

        If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute "broker non-votes." The election of directors (Proposal 1) is a non-discretionary item under the rules of The New York Stock Exchange Market ("NYSE MKT") and may not be voted by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be counted for purposes of Proposal 1. The ratification of the appointment of BDO USA, LLP as independent auditors (Proposal 2) is a discretionary item, and as such, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

        Abstentions and broker non-votes votes are included in determining whether a quorum is present, as they are considered present and entitled to cast a vote (even if, in the case of broker non-votes, they are only entitled to vote on Proposal 2). Abstentions and broker non-votes votes will not be counted as "votes cast" and therefore will not be included in vote totals and will not affect the outcome of the votes for Proposal 1. Abstentions will not be counted as "votes cast" and therefore will not be included in vote totals and will not affect the outcome of the votes for Proposal 2.

        If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with board's recommendations.

Right To Revoke Proxy

        If you hold shares of common stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

  •
  notify our Corporate Secretary in writing before your shares of common stock have been voted at the annual meeting of stockholders;

  •
  sign, date and mail a new proxy card to Broadridge; or

  •
  attend the annual meeting of stockholders and vote your shares of common stock in person.

        You must meet the same deadline when revoking your proxy as when voting your proxy. See the "—Voting" section of this proxy statement for more information.

        If shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Multiple Stockholders Sharing the Same Address

        The Securities and Exchange Commission (the "SEC") rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Ashford Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of common stock in your own name as a holder of record, householding will not apply to your shares.

        If you wish to request extra copies, free of charge, of any annual report, proxy statement or information statement, please send your request to Ashford Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.ashfordinc.com.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        One of the purposes of the annual meeting of stockholders is to elect directors to hold offices until their successors have been duly elected and qualified. Our nominating and corporate governance committee has recommended, and our board of directors has nominated, for re-election six of the seven persons currently serving as directors. Mr. Gerald J. Reihsen III has informed the board he will not stand for re-election, so our nominating and corporate governance committee recommended, and our full board has nominated, Ms. Uno Immanivong in place of Mr. Reihsen. If elected, each of the persons nominated as director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

        Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for each of the seven nominees for director, as well as the month and year each nominee first began their service on our board of directors. For a discussion of beneficial ownership, see the "Security Ownership of Management and Certain Beneficial Owners" section of this proxy statement.

        If any nominee becomes unable to stand for election as a director, an event that our board of directors does not presently expect, our board of directors reserves the right to nominate substitute nominees prior to the annual meeting. In such a case, the company will file an amended proxy statement that will identify the substitute nominees, disclose whether such nominees have consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominees as may be required under by the Securities Exchange Act of 1934, as amended.

        The board of directors unanimously recommends a vote FOR all nominees.

 Nominees for Director

MONTY J. BENNETT Age: 51	Monty J. Bennett has served as our Chief Executive Officer and Chairman of the board of directors since November 2014. He has served as the Chief Executive Officer of Ashford LLC since April 2013. He served as the Chief Executive Officer and Chairman of Ashford Prime's board of directors from April 2013 until November 2016 and continues to serve as Chairman today. Mr. Bennett also served as the Chief Executive Officer of Ashford Trust from May 2003 until February 2017, as a member of the board of directors since May 2003 and as Chairman of the board of directors since January 2013. Mr. Bennett also serves as the Chairman of Ashford Investment Management, LLC ("AIM"), an investment fund platform and an indirect subsidiary of Ashford Inc., and as Chief Executive Officer of Remington Holdings, LP. Mr. Bennett joined Remington Hotel Corporation in 1992 and has served in several key positions, such as President, Executive Vice President, Director of Information Systems, General Manager and Operations Director.

Mr. Bennett holds a Master's degree in Business Administration from the S.C. Johnson Graduate School of Management at Cornell University and a Bachelor of Science degree with distinction from the Cornell School of Hotel Administration.

He is a life member of the Cornell Hotel Society. He has over 20 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. He is a member of the American Hotel & Lodging Association's Industry Real Estate Finance Advisory Council (IREFAC), the Urban Land Institute's Hotel Council, and is on the Advisory Editorial Board for GlobalHotelNetwork.com. He is also a member of the CEO Fiscal Leadership Council for Fix the Debt, a non-partisan group dedicated to reducing the nation's federal debt level and on the advisory board of Texans for Education Reform. Formerly, Mr. Bennett was a member of Marriott's Owner Advisory Council and Hilton's Embassy Suites Franchise Advisory Council.

Mr. Bennett is a frequent speaker and panelist for various hotel development and industry conferences, including the NYU Lodging Conference and the Americas Lodging Investment Summit conferences. Mr. Bennett received the Top-Performing CEO Award from HVS for 2011. This award is presented each year to the CEO in the hospitality industry who offers the best value to stockholders based on HVS's pay-for-performance model. The model compares financial results relative to CEO compensation, as well as stock appreciation, company growth and increases in EBITDA.

Mr. Bennett's extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as the Chief Executive Officer and Chairman of the company, his prior role as the Chief Executive Office and currently as Chairman of each of Ashford Trust and Ashford Prime are vital skills that make him uniquely qualified to serve as the Chairman of our board.
DINESH P. CHANDIRAMANI Age 50
Dinesh P. Chandiramani has served on our board since November 2014 and currently serves as chairman of our compensation committee and a member of our audit committee. Mr. Chandiramani is a partner at America TMC. Mr. Chandiramani has served as the Chief Executive Officer and President of Hyphen Construction Group, a national general contracting firm specializing in the hospitality industry, since 2008. Prior to joining Hyphen Construction Group Mr. Chandiramani worked at Response Remediation Service Company, a remediation and restoration contracting company from 2002 to 2008. Mr. Chandiramani is also active with the American Hotel and Lodging Association and currently serves on four of its committees. Mr. Chandiramani is a National Association of Corporate Directors (NACD) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for corporate directors. Mr. Chandiramani attended Texas Tech University. He supplements his skill sets through ongoing engagement with the director community and access to leading practices, which are beneficial to his service on the board.

DARRELL T. HAIL Age: 51	Darrell T. Hail has served on our board since November 2014 and currently serves as a member of our compensation committee, our audit committee and our nominating and corporate governance committee. Mr. Hail has served as a producer at Hotchkiss Insurance Agency, a Texas-based insurance agency, since 2011. Prior to joining Hotchkiss Insurance Agency, Mr. Hail served as a producer at USI, an insurance brokering and consulting agency, from 2005 to 2011 and at Summit Global Partners, a Dallas-based insurance agency from 2002 to 2005. From 1995 through 2002, Mr. Hail served as the manager and owner of Westlake Golf in The Hills, a retail golf operation in Austin, Texas. Mr. Hail earned his Bachelor of Arts in History from the University of Texas at Austin in 1988. Mr. Hail brings significant business experience, including the design and implementation of complex insurance programs for clients in various industries, to our board of directors.
J. ROBISON HAYS, III Age: 39
J. Robison Hays, III has served on our board and as our Chief Strategy Officer since November 2014. From our inception to November 2014, Mr. Hays served as our Senior Vice President Corporate Finance & Strategy and has also served in that capacity for Ashford LLC and Ashford Prime since April 2013 and for Ashford Trust since 2010. Mr. Hays also serves as Chief Investment Officer of AIM. Mr. Hays has been with Ashford Trust since April 2005. Mr. Hays is responsible for the formation and execution of our strategic initiatives, working closely with our Chief Executive Officer. He also oversees all financial analysis as it relates to the corporate model, including acquisitions, divestitures, refinancings, hedging, capital market transactions and major capital outlays.

Prior to 2013, in addition to his other responsibilities, Mr. Hays was in charge of Ashford Trust's investor relations group. Mr. Hays is a frequent speaker at industry and Wall Street investor conferences. Prior to joining Ashford Trust, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service and manufacturing company, where he focused on mergers, acquisitions, and strategic direction. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas.

He earned his A.B. in Politics with a certificate in Political Economy from Princeton University and later studied philosophy at the Pontifical University of the Holy Cross in Rome, Italy. Mr. Hays brings extensive business and finance experience gained while serving as a senior vice president, Corporate Finance & Strategy for Ashford Trust, Ashford Prime and Ashford LLC, as well as his experience with the formation and execution of our strategic initiatives, to our board of directors.

UNO IMMANIVONG Age: 39	Ms. Immanivong has been the Chef and Owner of Chino Chinatown and Red Stix since September 13, 2013 and April 1, 2017, respectively. Her roles as a chef and owner of restaurants include the day-to-day management, training, budgeting, sales forecasting, creation and promotion of special events, inventory management, payroll and compensation incentives, media development and coordination, and operational and financial analysis and growth planning.

From March 2005 to September 2013, Ms. Immanivong was a Regional Sales and Support Consultant for Wells Fargo Home Mortgage. From 1998 until 2005, Ms. Immanivong held various positions at Citibank, including mortgage loan underwriter and mortgage cross-sell product manager.

JOHN MAULDIN Age: 66
Mr. Mauldin has served on our board since November 2014. Mr. Mauldin is an owner of Mauldin Economics, a publisher of investing resources, and has served as its Chairman since February 2012. Mr. Mauldin also owns Millennium Wave Advisors, a state-registered investment advisory firm, and has served as its President since inception in 1999. Mr. Mauldin is also the President and registered principal of Millennium Wave Securities, a FINRA & SIPC registered broker-dealer. He is also a public speaker on topics relating to finance and the economy, a published author on such topics and a frequent contributor for various publications and television shows on such topics.

Mr. Mauldin has an undergraduate degree in Political Science/Economics from Rice University, as well as a Masters in Divinity from Southwestern Baptist Theological Seminary. Mr. Mauldin brings extensive experience as an investment advisor, as well as extensive knowledge of finance and economics, to our board of directors.

BRIAN WHEELER Lead Director Age: 48
Brian Wheeler has served on our board of directors since November 2014 and currently serves as our lead director and as chairman of our nominating and corporate governance committee and as a member of our compensation committee. Mr. Wheeler has served as a marketing and communications strategist at Visible Dialogue, a boutique marketing and communications consultancy firm, since July 2010 and as a member of the board of directors of Visible Dialogue since May 2011. Mr. Wheeler has also served as an executive coach and principal at Evolution, a coaching and mentoring program for executives, since July 2012 and as the director-print management, director-digital operations and CTO of Nieman Printing, Inc., one of the largest wholesale facilities in the Southwest United States, since January 1998. Mr. Wheeler brings more than 15 years of experience delivering print management and marketing and communication solutions, as well as over 10 years of experience driving brand development and growth strategies, to our board of directors.

BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

        Our business is managed through the oversight and direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with the chairman of the board of directors, chief executive officer, lead director and other officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees.

        During the year ended December 31, 2016, our board of directors held four regular meetings and seven special meetings. Our board of directors must hold at least two regularly scheduled meetings per year of the non-employee directors without management present. All directors standing for re-election attended, in person or by telephone, at least 75 percent of all meetings of our board of directors and committees on which such director served, held during the period for which such person was a director, or was a member of such committee, as applicable.

        Mr. Monty J. Bennett serves as Chairman of our board of directors, as well as Chief Executive Officer of the company. He also serves as Chief Executive Officer and Chairman of the board of directors of Remington, and as the Chairman of the board of directors of each of Ashford Prime and Ashford Trust. Because of the conflicts of interest created by the relationships among us, Ashford Trust, Ashford Prime, Remington and each of their affiliates, many of the responsibilities of our board of directors have been delegated to our independent directors, as discussed below and under "Certain Relationships and Related Person Transactions—Conflicts of Interest."

Attendance at Annual Meeting of Stockholders

        In keeping with our corporate governance principles, directors are expected to attend the annual meeting of stockholders in person. All persons who were directors at our 2016 annual meeting of stockholders attended our 2016 annual meeting in person or by telephone.

Board Member Independence

        Our board determines the independence of our directors in accordance with Section 803A of the NYSE MKT Company Guide and in accordance with our Corporate Governance Guidelines. The full text of our board of director's corporate governance guidelines can be found in the Investor Relations section of our website at www.ashfordinc.com by clicking "INVESTORS," then "Governance Documents," and then "Corporate Governance Guidelines." The NYSE MKT Company Guide requires an affirmative determination by our board of directors that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether any director has a material relationship with us that would impair independence, our board of directors reviewed both the NYSE MKT Company Guide and our own corporate governance guidelines.

        Following deliberations, our board of directors has affirmatively determined that, with the exception of Mr. Monty Bennett, our chief executive officer and chairman, and Mr. J. Robison Hays, III, our chief strategy officer, each director is independent of Ashford and its management under the standards set forth in our corporate governance guidelines and the NYSE MKT Company Guide.

        In making the independence determinations with respect to our current directors, our board of directors examined relationships between each of our directors or their affiliates and Ashford or its affiliates, including those reported below under the heading "Certain Relationships and Related Party Transactions" in this proxy statement on page 31 and two additional relationships that did not rise to the level of a reportable related party transaction but were taken into consideration by our board of directors in making independence determinations. Mr. Wheeler's wife owns a commercial printing company that is occasionally utilized by Ashford Inc., Ashford Trust and Ashford Prime for printing needs. Total fees paid to this company by Ashford Inc., Ashford Trust and Ashford Prime was

$95,614 and $83,319 in 2016 and 2015, respectively. In March 2016, we, Ashford Trust and Ashford Prime paid to sponsor a booth and paid attendance fees for certain officers and directors of Ashford Trust, Ashford Prime and us to attend a conference held by Mauldin Economics, LLC, a company in which Mr. Mauldin owns a material interest. Total fees incurred for such sponsorship and registrations were $36,475. Our board of directors determined that neither of these transactions impaired the independence of the directors involved. As a result of such analysis and independence determinations, our board of directors is comprised of a majority of independent directors, as required by Section 803A of the NYSE MKT Company Guide. Any reference to an independent director herein means such director satisfies the independence criteria set forth in the NYSE MKT Company Guide.

Board Committees and Meetings

        The standing committees of our board of directors have been the audit committee, the compensation committee and the nominating and corporate governance committee. Each of these committees is composed exclusively of independent directors. Each of the committees is governed by a written charter that has been approved by our board of directors. A copy of each charter can be found in the Investor section of our website at www.ashfordinc.com by clicking "INVESTOR" and then "Governance Documents." The committee members who currently serve on each active committee and a description of the principal responsibilities of each such committee follows:

	Audit	Compensation	Nominating and Corporate Governance
Dinesh P. Chandiramani	X	Chair
Darrell T. Hail	X	X	X
Gerald J. Reihsen, III	Chair
Brian Wheeler		X	Chair

        The board has not yet determined which director nominees will replace Mr. Reihsen, who is not standing for re-election on the committees on which they serve following the 2017 annual meeting. The board will determine committee assignments after the meeting and all board seats are known.

        The audit committee is, and at all times during 2016 was, composed entirely of three independent directors. The audit committee is currently composed of Messrs. Gerald J. Reihsen, III, Darrell T. Hail and Dinesh P. Chandiramani. Mr. Mauldin served on our audit committee in early 2016 until he was replaced by Mr. Hail effective March 1, 2016. In 2016, the audit committee met five times. Mr. Reihsen serves as the chairman of the audit committee.

        Our board has determined that Mr. Reihsen qualifies as a "audit committee financial expert," as defined in the applicable rules and regulations of the Securities Exchanges Act of 1934, as amended, (the "Exchanges Act") and that each of the audit committee members is "financially sophisticated" under the rules of the NYSE MKT. The audit committee assists the board in overseeing: (i) our accounting and financial reporting processes; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; and (v) the performance of our internal and independent auditors. The audit committee also:

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  has sole authority to appoint or replace our independent auditors;

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  has sole authority to approve in advance all audit and non-audit engagement fees, scope and terms with our independent auditors;

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  monitors compliance of our employees with our standards of business conduct and conflict of interest policies; and

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  meets at least quarterly with our senior executive officers, internal audit staff and our independent auditors in separate executive sessions.

        The specific functions and responsibilities of the audit committee are set forth in the audit committee charter.

        The compensation committee is, and at all times during 2016 was, composed of three independent directors: Messrs. Dinesh P. Chandiramani, Brian Wheeler and Darrell T. Hail. Mr. Chandiramani serves as the chairman of the compensation committee. In 2016, the compensation committee met four times. The principal functions of the compensation committee is to:

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  evaluate the performance of our officers;

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  review and approve the officer compensation plans, policies and programs;

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  prepare compensation committee reports; and

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  administer our incentive plan.

        The committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of officer compensation.

        The nominating and corporate governance committee is, and at all times during 2016 was, composed of two independent directors: Messrs. Brian Wheeler and Darrell T. Hail. Mr. Wheeler serves as the chairman of the nominating and corporate governance committee. In 2016, the nominating and corporate governance committee met two times.

        The nominating and corporate governance committee is responsible for:

  •
  seeking, considering and recommending to the board qualified candidates for election as directors;

  •
  recommending a slate of nominees for election as directors at our annual meetings of stockholders;

  •
  periodically preparing and submitting to the board for adoption the committee's selection criteria for director nominees;

  •
  reviewing and making recommendations on matters involving general operation of the board and our corporate governance; and

  •
  annually recommending to our board nominees for each committee of the board.

        In addition, the committee annually facilitates the assessment of the board of directors' performance as a whole and of the individual directors and reports thereon to the board. The committee has the authority to retain and terminate any search firm to be used to identify director candidate.

Compensation Committee Interlocks and Insider Participation

        In 2016, Messrs. Chandiramani, Hail and Wheeler, each of whom is an independent director, served on our compensation committee. None of these directors is or has ever been an officer or employee of our company. None of our executive officers serves, or during 2016 served, as (i) a member of a compensation committee (or board committee performing equivalent functions) of any entity, one of whose executive officers served as a director on our board or as a member of our compensation committee, or (ii) a director of another entity, one of whose executive officers served or serves on our compensation committee. No member of our compensation committee has or had in 2016 any relationship with the company requiring disclosure as a related party transaction in the section "Certain Relationships and Related Party Transactions" of this proxy statement.

DIRECTOR COMPENSATION

        Each of our non-employee directors is paid an annual base retainer of $100,000, payable 50% in cash and 50% in common stock of the company. The lead director and the chairman of the audit committee are paid an additional annual cash retainer of $7,500; and the chairman of the compensation committee, the chairman of the nominating and corporate governance committee and each member of the audit committee other than the chairman are paid an additional annual cash retainer of $2,500. There are no additional fees paid for attending meetings. Our non-employee directors may also be eligible for additional cash retainers from time to time for their service on special committees. Officers receive no additional compensation for serving on the board. All directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

        Our 2014 Incentive Plan provides for grants of stock to non-employee directors. On the date of the first meeting of the board of directors following each annual meeting of stockholders at which a non-employee director is re-elected to our board of directors, each non-employee director receives additional grants (as described above) of our common stock valued at $50,000 as of the date of grant. These stock grants are fully vested immediately. In accordance with this policy, we granted 1,109 shares of fully vested common stock to each of our non-employee directors on May 17, 2016. Our chief executive officer and our chief strategy officer, who are both members of our board, did not receive additional compensation for their services as directors.

        The following table summarizes the compensation paid by us to our non-employee directors for their services as director for the fiscal year ended December 31, 2016:

Name	Fees Earned or Paid in Cash(1)(2)	Stock Awards(3)	Total
Dinesh P. Chandiramani	$105,000	$50,005	$155,005
Darrell T. Hail	$70,500	$50,005	$120,505
John Mauldin	$50,000	$50,005	$100,005
Gerald J. Reihsen, III	$125,500	$50,005	$175,505
Brian Wheeler	$140,000	$50,005	$190,005

(1)
Includes $50,000 cash retainers paid to each of Messrs. Wheeler, Chandiramani and Reihsen for their service on a special committee in connection with the Remington Transaction.

(2)
Includes a $30,000 cash retainer paid to Mr. Wheeler for his service as chair of a special committee formed in connection with certain potential transactions at Ashford Prime, and $18,000 cash retainers paid to each of Messrs. Reihsen and Hail for their service as members on such special committee.

(3)
Paid in immediately vested common stock calculated based on the price of such stock as of the close of market on the date of grant.

 CORPORATE GOVERNANCE

        Our board is committed to good corporate governance practices that promote the long-term interest of stockholders. The board regularly reviews developments in corporate governance and updates the company's policies and guidelines as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NYSE MKT and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website that includes key information about our corporate governance initiatives including our corporate governance guidelines, charters for the committees of our board of directors, our code of business conduct and ethics and our code of ethics for the chief executive officer, chief financial officer and chief accounting officer. The corporate governance section can be found on our website at www.ashfordinc.com by clicking "INVESTOR" and then "Governance Documents."

Code of Business Conduct and Ethics

        Our code of business conduct and ethics applies to our officers and directors and to each employee of the company, including individuals employed directly by the company or who are employed by Ashford LLC. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  •
  accountability for adherence to the code.

        Any waiver of the code of business conduct and ethics for our officers or directors may be made only by our board or one of our board committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.

Board Leadership Structure and Board Oversight of Risk

        Our board of directors has the flexibility to determine the appropriate leadership structure for our company. In making decisions related to our leadership structure, specifically when determining whether to have a joint chief executive officer and chairman or to separate these offices, the board considers many factors, including the specific needs of the company in light of its current strategic initiatives and the best interest of our stockholders. Upon the completion of our spin-off from Ashford Trust in November 2014, our board of directors determined that Mr. Monty J. Bennett was the best candidate to fill the role of Chairman of the board as well as to serve as our Chief Executive Officer. In making this determination, the board took into consideration the company's strategic initiatives, Mr. Bennett's expertise in the hospitality industry, which he has developed over the last 20 years, and his superior performance, as evidenced by the total stockholder return during Mr. Bennett's tenure as Chief Executive Officer of Ashford Trust. Our board believes that combining the roles of chairman and chief executive officer at this time is in the best interest of our stockholders and that our current leadership structure provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.

        The combined role of chairman and chief executive officer is both counterbalanced and enhanced by an independent director serving as the lead director. Pursuant to our corporate governance guidelines, in 2016 our board of directors appointed Mr. Brian Wheeler to serve as the lead independent director for a one-year term. The lead director has the following duties and responsibilities:

  •
  preside at all meetings of the board at which the chairman is not present and all executive sessions of the independent or non-employee directors;

  •
  advise the chairman and chief executive officer of decisions reached and suggestions made at meetings of independent or non-employee directors;

  •
  serve as liaison between the chairman and the independent directors;

  •
  approve information sent to the board;

  •
  approve meeting agendas for the board;

  •
  approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  •
  authorize the calling of meetings of the independent directors; and

  •
  if requested by major shareholders, be available for consultation and direct communication.

        In 2016, our independent directors held three independent executive sessions.

        In addition, pursuant to our bylaws and our corporate governance guidelines, the board must maintain a majority of independent directors at all times, and if the chairman of the board is not an independent director, at least two-thirds of the directors must be independent. Our board must also comply with each of the conflict of interest policies discussed in "Certain Relationships and Related Person Transactions—Conflicts of Interest Policies." Our corporate governance policies prohibit pledging of any stock held by our directors, officers or employees. Our bylaw provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent board that provides balance to the chief executive officer and chairman positions and ensure independent director input and control over matters involving potential conflicts of interest.

        Our full board of directors has ultimate responsibility for risk oversight, but our committees help oversee risk in areas over which they have responsibility. The board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the company's business strategy. Our board of directors receives regular updates related to various risks for both our company and our industry. The audit committee receives and discusses reports regularly from members of management who are involved in the risk assessment and risk management functions.

Director Orientation and Continuing Education

        Our board of directors and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance practices and other key policies and practices through a review of background material and meetings with senior management. Our board of directors also recognizes the importance of continuing education for directors and is committed to providing education opportunities to improve both our board of directors and its committees' performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.

Director Retirement Policy

        Upon attaining the age of 70 and annually thereafter, as well as when a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the board, a director will tender a letter of proposed retirement or resignation, as applicable, from our board of directors to the chairperson of our nominating and corporate governance committee. Our nominating and corporate governance committee will review the director's continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, our board should accept such proposed resignation or request that the director continue to serve.

Director Nomination Procedures

        Identifying and Evaluating Candidates for Director.    The nominating and corporate governance committee recommends qualified candidates for board membership based on the following criteria:

  •
  integrity, experience, achievements, judgment, intelligence, competence, personal character, expertise, skills, knowledge useful to the oversight of the company's business, ability to make independent analytical inquiries, willingness to devote adequate time to board duties, and likelihood of a sustained period of service on the board;

  •
  business or other relevant experience; and

  •
  the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other board members will build a board that is effective, collegial and responsive to the needs of the company.

        In connection with the selection of nominees for director, consideration will also be given to the board's desire for an overall balance of diversity, including professional background, experience and perspective. While the committee does not have a specific policy concerning diversity, it does consider potential benefits that may be achieved through diversity in viewpoint, professional experience, education and skills. The board, taking into consideration the recommendations of the nominating and corporate governance committee, is responsible for selecting the director nominees and for appointing directors to the board to fill vacancies, with primary emphasis on the criteria set forth above.

        Stockholder Nominations and Recommendations.    Our bylaws permit stockholders to nominate director candidates for consideration at the annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by writing to David A. Brooks, Corporate Secretary, Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, giving the information required in our bylaws, including, among other things, the candidate's name, sufficient biographical data and qualifications. Stockholder nominations must fully comply with our bylaws and must be received between December 14, 2017 and January 13, 2018 to be considered for candidacy at the 2018 annual meeting of stockholders. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations.

        Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee. Any such recommendation must include verification of the stockholder status of the person submitting the recommendation and the nominee's name and qualifications for board membership. Stockholder recommendations may be submitted by writing to David A. Brooks, Corporate Secretary, Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 and must be received between December 14, 2017 and January 13, 2018 to be considered for candidacy at the 2018 annual meeting of stockholders.

        The nominating and corporate governance committee expects to use a similar process to evaluate candidates recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the nominating and corporate governance committee.

        On December 15, 2016, our board adopted and approved an amendment to our bylaws that modified the advance notice procedures to require that only stockholders that have owned at least 1%

of our outstanding common stock continuously for at least one year may nominate director candidates and propose other business to be considered at an annual meeting of stockholders. The amendment was previously approved by our stockholders at our annual held on May 13, 2015.

Stockholder and Interested Party Communication with our Board of Directors

        Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o David A. Brooks, Corporate Secretary, Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Stockholders' and other interested parties' letters are screened by company personnel based on criteria established by our nominating and corporate governance committee, which includes filtering out improper or irrelevant topics such as solicitations.

EXECUTIVE OFFICERS

        The following table shows the names and ages of each of our current executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table. For a description of the business experience of Mr. Monty J. Bennett and Mr. J. Robison Hays, III, see the "Proposal One—Election of Directors—Nominees for Director" section of this proxy statement.

Name	Age	Title
Monty J. Bennett	51	Chief Executive Officer
Douglas A. Kessler	56	President
David A. Brooks	57	Chief Operating Officer, General Counsel and Secretary
Deric S. Eubanks	41	Chief Financial Officer and Treasurer
J. Robison Hays, III	39	Chief Strategy Officer
Jeremy J. Welter	40	Executive Vice President of Asset Management
Mark L. Nunneley	59	Chief Accounting Officer

DOUGLAS A. KESSLER	Douglas A. Kessler has served as our President since November 2014. Mr. Kessler has also served as the President and as a member of the board of directors of Ashford Prime since April 2013 and as the President of Ashford LLC since November 2013 and Ashford Trust since January 2009 and was appointed to serve as Chief Executive Officer of Ashford Trust in February 2017. He served on the board of directors of Ashford Trust from January 2013 until the completion of the spin-off on November 19, 2013. Prior to being appointed President, Mr. Kessler served as Ashford Trust's Chief Operating Officer and Head of Acquisitions beginning in May 2003. Mr. Kessler has spearheaded numerous key initiatives while at Ashford Trust and has been responsible for several billion dollars of capital transactions along with the growth of Ashford Trust's asset base. From July 2002 until August 2003, Mr. Kessler also served as the managing director and chief investment officer of Remington Hotel Corporation.

Prior to joining Remington Hotel Corporation in 2002, Mr. Kessler was employed at Goldman Sachs' Whitehall Real Estate Funds from 1993 to 2002, where he assisted in the management of several billion of real estate involving multiple operating partner platforms worldwide. During his time at Whitehall, Mr. Kessler served on the boards or executive committees of several lodging companies, including Westin Hotels and Resorts and Strategic Hotel Capital. Mr. Kessler is a member of Urban Land Institute's Hotel Council and is a frequent speaker and panelist at lodging industry conferences including International Hotel Investment Forum, Americas Lodging Investment Summit and the NYU Lodging Conference. Mr. Kessler has a Master of Business Administration degree and a Bachelor of Arts degree from Stanford University.

Mr. Kessler has 30 years' experience in real estate transactions, finance, capital markets, and asset-management. Mr. Kessler's service with Ashford Trust since its initial public offering, first as its Chief Operating Officer, then President, and currently as its Chief Executive Officer and President, together with his prior experience in the real estate industry, allows him to bring a valuable perspective to our board of directors that he is uniquely positioned to provide.

DAVID A. BROOKS

Mr. Brooks has served as our Chief Operating Officer, General Counsel and Secretary since November 2014. He has served in that capacity for Ashford Prime since April 2013, for Ashford LLC since November 2013 and for Ashford Trust since January 2009. Prior to assuming the role of Chief Operating Officer of Ashford Trust, he served as Chief Legal Officer, Head of Transactions and Secretary from August 2003 to January 2009. Prior to that, he served as Executive Vice President and General Counsel for Remington Hotel Corporation and Ashford Financial Corporation, an affiliate of Ashford Trust, from January 1992 until August 2003, where he co-led the formation of numerous investment partnerships, negotiated and closed approximately $1 billion in asset acquisitions and asset managed nearly $750 million in non-performing hospitality loans. Prior to joining Remington Hotel Corporation, Mr. Brooks served as a partner with the law firm of Sheinfeld, Maley & Kay.

Mr. Brooks earned his Bachelor of Business Administration in Accounting from the University of North Texas in 1981, his Juris Doctor from the University of Houston Law Center in 1984 and became licensed as a CPA in the State of Texas in 1984 (currently non-practicing status).

DERIC S. EUBANKS

Deric S. Eubanks has served as our Chief Financial Officer and Treasurer since November 2014. He has also served in that capacity for Ashford Prime, Ashford LLC and Ashford Trust since June 2014. Previously, Mr. Eubanks had served as Senior Vice President—Finance at Ashford LLC since November 2013 and Ashford Trust since September 2011. Prior to his role as Senior Vice President—Finance at Ashford Trust, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans, and other debt securities for Ashford Trust. Mr. Eubanks has been with Ashford Trust since its initial public offering in August 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining Ashford Trust, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.

Mr. Eubanks earned a Bachelor of Business Administration from Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

JEREMY J. WELTER

Jeremy J. Welter has served as our Executive Vice President, Asset Management since November 2014. He has also served in that capacity for Ashford Trust since March 2011, for Ashford LLC since November 2013 and Ashford Prime since April 2013. He oversees our portfolio of hotels, which includes more than $6 billion in assets under management. From August 2005 until December 2010, Mr. Welter was employed by Remington Hotels, LP in various capacities, most recently serving as its Chief Financial Officer. He is a current member of Marriott's Owner Advisor Council. From July 2000 through July 2005, Mr. Welter was an investment banker at Stephens, where he worked on mergers and acquisitions, public and private equity and debt, capital raises, company valuations, fairness opinions and recapitalizations. Before working at Stephens, Mr. Welter was part of Bank of America's Global Corporate Investment Banking group. Mr. Welter is a frequent speaker and panelist for various lodging investment and development conferences, including the NYU Lodging Conference.

Mr. Welter earned his Bachelor of Science in Economics from Oklahoma State University, where he served as student body president and graduated summa cum laude.

MARK L. NUNNELEY

Mark L. Nunneley has served as our Chief Accounting Officer since November 2014. Mr. Nunneley has also served as Chief Accounting Officer of Ashford Prime since April 2013, Ashford LLC since November 2013 and Ashford Trust since May 2003. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Hotel Corporation. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. Mr. Nunneley is a certified public accountant (CPA) in the State of Texas and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of CPAs.

Mr. Nunneley earned his Bachelor of Science in Business Administration from Pepperdine University in 1979 and his Master of Science in Accounting from the University of Houston in 1981.

EXECUTIVE COMPENSATION

        Ashford (NYSE MKT: AINC) is a leading provider of asset management and other services to companies within the hospitality industry. Currently, Ashford serves as the advisor to two NYSE listed real estate investment trusts, namely Ashford Trust and Ashford Prime. Combined, Ashford Trust and Ashford Prime have 132 hotels with more than 29,000 rooms and approximately $6 billion in assets. In addition to Ashford Trust and Ashford Prime, Ashford also has a private securities fund investment subsidiary called Ashford Investment Management, or "AIM," which is an alternative investment management firm, as well as investments in and controlling stakes in various enterprises that provide products and services to the lodging industry.

        In our capacity as the advisor to Ashford Trust and Ashford Prime, we are responsible for implementing the investment strategies and managing the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity. We provide the personnel and services necessary to allow each of Ashford Trust and Ashford Prime to conduct its respective business. They have no employees and all of their executive officers are employees of Ashford LLC, our subsidiary. We receive an advisory fee and reimbursement of certain expenses from each of Ashford Trust and Ashford Prime for providing such services, the proceeds of which are used in part to pay compensation to our personnel, but Ashford Trust and Ashford Prime do not specifically reimburse us for any executive employee compensation or benefits costs.

Compensation Approach

        The compensation program balances three important objectives: provide adequate compensation to attract and retain talented employees; provide strong incentives for management to craft and execute a value-creating growth strategy; and, manage the program in a way that the cost to shareholders is appropriate for the performance achieved.

        Our program has three components: salary, an annual cash bonus plan and a long-term equity incentive plan. Salaries are set at competitive levels to attract required talent. The cash bonus plan rewards management for meeting the company's annual business objectives. The equity plan rewards management for the effective execution of a long-term growth strategy and an incentive to remain committed to the long-term success of the organization. Both plans allow us to compete for services of the persons needed for the growth and success of our company.

Summary Compensation Table

        The following table sets forth information regarding compensation earned by our named executive officers and paid by the company in fiscal years 2016 and 2015:

Name	Year	Salary	Bonus	Option Awards(1)	Nonequity Incentive Plan Compensation	Total
Monty J. Bennett	2016	$800,000	$200,000	$2,282,000	$1,083,333	$4,365,333
Chief Executive Officer	2015	800,000	—	—	1,350,000	2,150,000
Douglas A. Kessler	2016	$625,000	$115,385	$1,141,000	$625,000	$2,506,385
President	2015	625,000	—	—	781,250	1,406,250
David A. Brooks	2016	$475,000	$72,712	$912,800	$393,854	$1,854,366
Chief Operating Officer,	2015	475,000	150,000	—	492,813	1,117,813
General Counsel and Secretary

(1)
Represents the aggregate grant date fair value of options granted pursuant to our 2014 Incentive Plan, calculated in accordance with ASC Topic 718 without regard to the effect of any forfeitures. Assumptions used in the calculation of these amounts are described in Note 11 to the company's audited financial statements for the fiscal year end December 31, 2016, included in the company's Annual Report on Form 10-K that was filed with the SEC on March 16, 2017.

Outstanding Equity Awards at Fiscal Year End Table

        The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2016:

Name	Number of Equity Awards That Had Not Vested at December 31, 2016		Option Exercise Price	Option Expiration Date
Monty J. Bennett	95,000	(1)	$85.97	12/11/22
	100,000	(2)	$45.59	03/31/26
Douglas A. Kessler	35,000	(1)	$85.97	12/11/22
	50,000	(2)	$45.59	03/31/26
David A. Brooks	40,000	(1)	$85.97	12/11/22
	40,000	(2)	$45.59	03/31/26

(1)
These equity awards were granted on December 11, 2014 under the 2014 Incentive Plan and vest in their entirety three years from the date of the award, subject to forfeiture.

(2)
These equity awards were granted on March 31, 2016 under the 2014 Incentive Plan and vest in their entirety three years from the date of the award, subject to forfeiture.

Employment Agreements

        We have employment agreements with each of our executive officers. These employment agreements provide for Mr. Bennett to serve as our Chief Executive Officer, Mr. Kessler to serve as our President and to serve as Chief Executive Officer of Ashford Trust, and Mr. Brooks to serve as our Chief Operating Officer, General Counsel and Secretary. The current term of each of these employment agreements expires on December 31, 2017, but each agreement is subject to automatic one-year renewals, unless either party provides at least 120 days' notice of non-renewal of the applicable employment agreement.

        The employment agreements for each of our executive officers provide for:

  •
  an annual base salary of $800,000 for Mr. Monty J. Bennett, $725,000 for Mr. Kessler and $475,000 for Mr. Brooks, subject to annual adjustments;

  •
  eligibility for annual cash performance bonuses under our incentive bonus plans, based on a targeted bonus range for each officer;

  •
  director's and officer's liability insurance coverage;

  •
  participation in other short- and long-term incentive, savings and retirement plans; and

  •
  medical and other group welfare plan coverage.

        All of these benefits are available to all of our salaried employees. Additionally, the senior executives have the following additional benefits, which are not extended to all salaried employees:

  •
  payment for an extensive annual medical exam conducted at UCLA Medical Center; and

  •
  additional disability and life insurance policies available only to our senior executives.

        The cumulative cost of the medical exam and the additional disability and life insurance is not expected to exceed $10,000 annually for any individual executive.

        Mr. Monty J. Bennett's targeted annual cash bonus range is 75% to 200% of his base salary. Mr. Kessler's targeted annual cash bonus range is 75% to 175% of his base salary. Mr. Brooks' targeted annual cash bonus range is 40% to 125% of his base salary.

2014 Incentive Plan

        Our 2014 Incentive Plan provides for both equity and cash based incentive compensation and for the grant of incentive awards to employees, consultants and non-employee directors of our company and its affiliates. The 2014 Incentive Plan is administered by the compensation committee of our board of directors.

  Material Terms of Our 2014 Incentive Plan.

        Our 2014 Incentive Plan authorizes (i) the purchase of common stock for cash at a purchase price to be decided by the compensation committee, but not more than the fair market value per share of such common stock purchased on the date of such purchase, and (ii) the grant of:

  •
  nonqualified stock options to purchase common stock;

  •
  incentive options to purchase common stock;

  •
  unrestricted stock;

  •
  restricted stock;

  •
  phantom stock;

  •
  stock appreciation rights; and

  •
  other stock or cash-based awards.

        Shares Subject to Our 2014 Incentive Plan.    We initially reserved 420,000 shares of common stock for issuance under our 2014 Incentive Plan, which is the equivalent of approximately 15% of the sum of (i) the issued and outstanding shares of our common stock immediately following our spin-off from Ashford Trust in November 2014 and (ii) the shares of our common stock reserved for issuance pursuant to the deferred compensation obligations we assumed in connection with the spin-off. In the event the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under our 2014 Incentive Plan will be ratably adjusted. In the event the number of shares to be delivered upon the exercise or payment of any award granted under the 2014 Incentive Plan is reduced for any reason whatsoever, including any optional forfeitures for the payment of taxes, or in the event any award granted under our 2014 Incentive Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such award will be released from such award and be available under the 2014 Incentive Plan for the grant of additional awards.

        The 2014 Incentive Plan contains a provision pursuant to which there is an automatic increase of authorized shares on January 1 of each year equal to 15% of the sum of (i) the fully diluted share count and (ii) the shares of common stock reserved for issuance under the company's deferred compensation plan, less shares available under the 2014 Incentive Plan as of December 31 of the previous year. After application of this provision, as of January 1, 2017, we had 430,482 shares of our common stock, or securities convertible into 430,482 shares of our common stock, available for issuance under our 2014 Incentive Plan.

        Eligibility.    Under the 2014 Incentive Plan, we may grant awards to the employees, consultants and non-management directors of our company and its affiliates. While we may grant incentive stock options only to employees of the company or its affiliates, we may grant nonqualified stock options, bonus stock, stock appreciation rights, stock awards and performance awards to any eligible participant. We have approximately 101 employees and five non-management directors, all of whom are eligible to participate in the 2014 Incentive Plan.

        Administration.    Our 2014 Incentive Plan is administered by the compensation committee of our board of directors. With respect to any grant or award to any individual covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") which is intended to be performance-based compensation, the compensation committee consists solely of two or more members of our board of directors, each of whom qualifies as an "outside director" as described in such Section 162(m) of the Code and a "non-management director" within the meaning of Section 16b-3 under the Exchange Act.

        The compensation committee selects the participants who are granted any award, and employees, consultants and non-management directors of our company or our affiliates are eligible to receive awards under the 2014 Incentive Plan, except that only employees of our company are eligible to receive an award of an incentive stock option and only employees, consultants and non-management directors of our company are eligible to receive an award of a nonqualified stock option or stock appreciation right.

        The 2014 Incentive Plan will terminate on the tenth anniversary of the date of approval by our stockholders, and no new awards may be granted after the termination date. Awards made before the termination of our 2014 Incentive Plan will continue in accordance with their terms.

  Non-Equity Incentive Plan Compensation Awards

        Cash bonuses are set by the compensation committee based upon the achievement of strategic and financial objectives set at the beginning of the year by the board and management. In 2016, the objectives included relative total shareholder return, earnings growth, close the Remington transaction, new services and increased exposure to the investment and analyst communities. The compensation committee selected six, equally weighted metrics, and set performance targets for threshold and maximum bonus levels, with interpolation for performance between the threshold and maximum targets. Due to a change in business strategy, the hedge fund index was eliminated as a performance metric; due to poor market conditions, Ashford Inc. did not pursue acquisitions.

        For 2016, the board of directors set eight business objectives. In evaluating 2016 performance, the compensation committee removed two of the objectives. The first, Increase Assets Under Management set goals for acquisitions by the advised REITs. That objective was disregarded due to unfavorable market conditions. The second objective measured our performance against a hedge fund index (HFRI). That objective was removed because the company changed its strategy during the year. The remaining six objectives were equally weighted by the committee in determining 2016 cash bonuses. In 2016, the named executive officers met or exceeded the maximum performance target for three of the measures as shown in the table below. Relative total shareholder return was below threshold, resulting in no award for that measure. Performance on the Remington Transaction was at threshold and the compensation committee determined that the performance for Add Service Businesses was at the mid-point between threshold and maximum.

	Performance Range		2016 Performance
Metric	Threshold	Maximum	Result	Award
Relative Total Shareholder Return(1)	Rank 5th	Rank in Top 4	6th	No Award
Adjusted Earnings Per Share(2)	$2.11	$3.02	$5.67	Maximum
Sell-Side Analyst Coverage(3)	1	2	2	Maximum
Investor and Analyst Meetings(4)	100	200	227	Maximum
Remington Transaction(5)	No Control	Closed	No Control	Threshold
Add Service Businesses(6)	One	Two	At Least One	Mid-Point
Assets Under Management(7)	$100M	$400M	Market Conditions	N/A
Outperform Hedge Fund Index(8)	70%HFRI	HFRI	N/A	N/A

(1)
Relative Total Shareholder Return measures the total return for Ashford Inc. (price appreciation and dividends) against a group of peers, calculated from the date of the spin-off. The peer group includes: Altisource Asset Management, Ares Management, Kennedy-Wilson Holdings, Northstar Asset Management, Och-Ziff Capital Management and Pzena Investment Management.

(2)
Adjusted Earnings Per Share is based on the budgeted earnings before bonus awards that is agreed between management and the board.

(3)
Sell-Side Analysts provide investors with information and commentary about Ashford Inc.

(4)
Investor and Analyst Meetings give management the opportunity to explain Ashford's strategy and to answer investor questions.

(5)
The Remington Transaction refers to an agreement for the company to acquire 80% of Remington signed in September 2015. The transaction was approved by shareholders in April 2016 but the parties elected to terminate the agreement in March 2017 due to failure of certain closing conditions. Threshold performance was an approved transaction that did not close for reasons beyond management's control.

(6)
Service Businesses is Ashford Inc.'s addition of other services businesses if found to be accretive.

(7)
Assets Under Management represents new assets acquired by Ashford Prime and Ashford Trust and is expressed in millions of dollars.

(8)
The Hedge Fund Index was eliminated as a performance metric due to a change in the business plan.

  Tax Considerations

        Section 162(m) of the Code limits the deductibility of compensation paid to certain of our executive officers. To qualify for deductibility under Section 162(m) of the Code, compensation in excess of $1,000,000 paid to our named executive officers (other than our chief financial officer who is not subject to Section 162(m) of the Code) during any fiscal year generally must be "performance-based" compensation as determined under Section 162(m) of the Code. Compensation generally qualifies as performance-based if, among other requirements, it is payable only upon the attainment of pre-established, objective performance goals based on performance criteria that have been approved by our stockholders, and the committee of our board that establishes and certifies the attainment of such goals consists only of "outside directors." All members of our compensation committee qualify as outside directors.

        Our company is structured such that compensation is not paid and deducted by the corporation, but at the lower-level operating partnership, which also serves as the employer. The IRS has previously issued a private letter ruling holding that in the event that a publicly held corporation's covered employees receive compensation from a partnership in which such corporation has an ownership interest for services performed to such partnership, Section 162(m) of the Code does not apply to either the partnership, for compensation paid to the covered employee, or to the corporation, for its share of income or loss from the partnership that includes compensation expenses for such services performance by the covered employee. Consistent with that ruling, we have taken a position that compensation expense paid and incurred at the operating partnership level is not subject to the Section 162(m) of the Code limit. As such, the compensation committee does not believe that it is necessary to meet the requirements of the performance-based compensation exception to Section 162(m) of the Code. As private letter rulings are applicable only for the taxpayer who obtains the ruling, and we have not obtained a private letter ruling addressing this issue, there can be no assurance that the IRS will not challenge our position that Section 162(m) of the Code does not apply to compensation paid at the operating partnership level.

        While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the compensation committee's overall compensation philosophy and objectives.

Deferred Compensation Plan

        In 2007, Ashford Trust implemented a deferred compensation plan which allowed its executives and directors, at their election, to defer portions of their compensation. We assumed the plan in connection with the spin-off, and it was subsequently amended and restated. Mr. Monty Bennett is the only named executive officer that has participated in this plan. On the spin-off date, we assumed a liability of $16,956,712 in connection with Mr. Bennett's portion of the deferred compensation plan. No additional compensation was deferred under the amended and restated plan following the spin-off.

        Pursuant to the terms of the amended and restated plan, Mr. Bennett elected to invest his deferred compensation amounts in our common stock. As a result of this election, we have agreed to issue Mr. Bennett 195,579 shares of our common stock to satisfy the assumed deferred compensation obligation, and such shares will be issued beginning when the applicable deferral periods expire. We became obligated to begin payment of the deferred compensation obligations (and issuance of shares of our common stock) to Mr. Bennett over a five-year period that will begin in January 2018.

        Prior to our assumption and amendment of the deferred compensation plan in November 2014, Ashford Trust paid deferred compensation plan participants who elected the company stock investment option dividend equivalents, which accrued as additional shares, if and to the extent Ashford Trust paid dividends on its common stock. Thereby, each executive who participated in the deferred compensation plan and elected the company stock investment option received his investment shares plus any related dividend equivalent shares at the time that distributions were made from the plan subject to applicable rules and limitations. After our assumption and amendment of the deferred compensation plan in November 2014, deferred compensation plan participants may elect our common stock as an investment option, and we will continue to make such dividend equivalent payments in shares of our common stock to the extent we pay dividends and deferred compensation plan participants elect common stock as the investment option.

Compensation Risk Assessment

        The compensation committee has overall responsibility for overseeing the risks relating to our compensation policies and practices. The committee uses its independent compensation consultant, Gressle & McGinley, to independently consider and analyze the extent, if any, to which our compensation policies and practices might create risks for the company, as well as policies and practices that could mitigate any risks. After conducting this review in early 2017, the committee has determined that none of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on our company.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the executive compensation disclosure with Ashford's management, and based on this review and discussion, the compensation committee has recommended to the board of directors that the executive compensation disclosure be included in this proxy statement.

COMPENSATION COMMITTEE
Dinesh P. Chandiramani, Chairman Darrell T. Hail Brian Wheeler

 POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT
OR CHANGE OF CONTROL

Executive Officers

        We have employment agreements with each of our executive officers, some which were approved while the company was a controlled subsidiary of Ashford Trust prior to the spin-off, and we assumed Ashford Trust's existing deferred compensation plan. Under the terms of the employment agreements, each of our named executive officers is entitled to receive certain severance benefits after termination of employment. The amount and nature of these benefits vary depending on the circumstances under which employment terminates. The employment agreements provide for certain specified benefits during the entire term of the employment agreement.

        Each of the employment agreements of our named executive officers provides that, if the executive's employment is terminated as a result of death or disability of the executive; by us without cause (including non-renewal of the agreement by us); by the executive for "good reason"; or after a "change of control" (each as defined in the applicable employment agreement), the executive will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year plus the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

  •
  a lump-sum cash severance payment (more fully described below);

  •
  pro-rated payment of the incentive bonus for the year of termination, payable at the time incentive bonuses are paid to the remaining senior executives for the year in which the termination occurs;

  •
  all restricted equity securities held by such executive will become fully vested; and

  •
  health benefits for 36 months following the termination of employment of Messrs. Bennett and Kessler, or 24 months following the termination of employment of the other executives, and life and disability benefits for 36 months following the termination of employment of Messrs. Bennett and Kessler, or 24 months following the termination of employment of the other executives, in each case at the same level of benefit as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer (other than a Remington affiliate for Mr. Bennett), payable by the company over the period of coverage.

        The lump sum severance payment payable upon termination of an executive's employment agreement in any of the circumstances described above is calculated as the sum of such executive's then-current annual base salary plus his average bonus over the prior three years, multiplied by a severance multiplier. The severance multiplier is:

  •
  one for all executives in the event of termination as a result of death or disability of the executive;

  •
  two for all executives other than Messrs. Bennett and Kessler and three for Messrs. Bennett and Kessler in the event of and termination by us without cause (including non-renewal of the agreement) or termination by the executive for good reason;

  •
  two for Mr. Brooks and three for Messrs. Bennett and Kessler in the event of termination by the company without cause or by the executive for any reason within one year following a change in control.

        If an executive's employment is terminated by the executive officer without "good reason" (as defined in the applicable employment agreement), the executive will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year.

Additionally, the employment agreements for each of the executives includes non-compete provisions, and in the event the executive elects to end his employment with us without good reason, in exchange for the executive honoring his non-compete provisions, he will be entitled to the following additional payments:

  •
  health benefits for the duration of the executive's non-compete period following the executive's termination of employment at the same level of benefit as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer; and

  •
  a non-compete payment equal to the sum of his then-current annual base salary plus average bonus over the prior three years, paid equally over the twelve-month period immediately following the executive's termination.

        If any named executive officer's employment agreement is terminated by the company for "cause" (as defined in the applicable employment agreement) the executive will be entitled solely to any accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year.

        Each of the employment agreements contain standard confidentiality, non-compete, non-solicitation and non-interference provisions. The confidentiality provisions apply during the term of the employment agreement and for anytime thereafter. The non-interference provisions apply during the term of the employment agreement. The non-solicitation provisions apply during the term of the agreement, and for a period of one year following the termination of the executive. The non-compete provisions apply during the term of the employment agreements and for a period of one year thereafter. The non-compete provisions of Mr. Monty Bennett's employment agreement specifically allow Mr. Bennett to engage in certain potentially competitive activities consistent with his positions at Remington and consistent with the mutual exclusivity agreement between Remington and the company.

        Additionally, in the event of an executive's termination for any reason, all deferred compensation amounts payable under our deferred compensation plan become due and payable in a single lump sum payment within 45 days of the termination date.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding the ownership of our common stock by (i) each person who beneficially owns, directly or indirectly, more than 5% of our common stock, (ii) each of our directors, our chief executive officer and our two most highly compensated executive officers and (iii) all of our directors and executive officers as a group.

        In accordance with SEC rules, each listed person's beneficial ownership includes: (i) all shares the person actually owns beneficially or of record; (ii) all shares over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (iii) all shares the person has the right to acquire within 60 days. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities.

        As of March 31, 2017, we had an aggregate of 2,017,024 shares of common stock outstanding. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Monty J. Bennett	221,172	(2)	11.0%
Dinesh P. Chandiramani	2,532		*
Darrell T. Hail	2,532		*
J. Robison Hays, III	10,000		*
John Mauldin	2,532		*
Gerald J. Reihsen, III	2,532		*
Brian Wheeler	2,532		*
David A. Brooks	32,441		1.6%
Douglas A. Kessler	29,335		1.5%
Ashford Hospitality Trust, Inc.	598,163		29.7%
Ashford Hospitality Prime, Inc.	194,880		9.7%
Raging Capital Management, LLC(3)	198,734		9.9%
All executive officers and directors as a group (12 persons)	331,952		16.5%

*
Denotes less than 1.0%.

(1)
Ownership excludes common units in Ashford LLC, our operating company.

(2)
This number excludes the Company's obligation to issue common stock to Monty Bennett pursuant to the Company's deferred compensation plan. As of March 31, 2017, the Company has reserved an aggregate of 195,579 shares of common stock for issuance to Monty Bennett, which are issuable periodically over a five-year period that will begin in January 2018.

(3)
Based on information provided by Raging Capital Management, LLC, in a Schedule 13G filed with the Securities and Exchange Commission on October 6, 2016. Per its Schedule 13G, the Raging Capital Management, LLC does not have sole voting power or sole dispositive power over any of such shares and has shared voting and dispositive power over any of such shares. The principal business address of Raging Capital Management, LLC is Ten Princeton Avenue, P.O. Box 228, Rocky Hill, New Jersey 08553.

Section 16(a) Beneficial Ownership Reporting Compliance

        To our knowledge, based solely on review of the copies of Forms 3, 4 and 5 furnished to us and written representations that no other reports were required, during the year ended December 31, 2016, all of our directors, executive officers and beneficial owners of more than ten percent of our common stock were in compliance with the Section 16(a) filing requirements.

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        This section of the proxy statement describes certain relationships and related party transactions we have that could give rise to conflicts of interest. A "related transaction" is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, since the beginning of our last fiscal year or currently proposed, in which: (a) the registrant was or is to be a participant, (b) the amount involved exceeds $120,000, and (c) any related person had or will have a direct or indirect material interest.

        A "related person" means: (a) any director, director nominee or executive officer of the company, (b) any person known to the company to be the beneficial owner of more than 5% of its outstanding voting stock at the time of the transaction, (c) any immediate family member of either of the foregoing or (d) a firm, corporation or other entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has at least a 10% equity interest.

Conflict of Interest Policies

        We take conflicts of interest seriously and aim to ensure that transactions involving conflicts or potential conflicts are thoroughly examined and only approved by independent board members.

        Because we could be subject to various conflicts of interest arising from our relationships with Remington, Ashford Trust, Ashford Prime, AIM and other parties, to mitigate any potential conflicts of interest, we have adopted a number of conflict of interest policies. As described above under "Corporate Governance—Board Leadership Structure and Board Oversight of Risk," our bylaws require that, at all times, a majority of our board of directors be independent directors and our corporate governance guidelines require that two-thirds of our board be independent directors at all times that we do not have an independent chairman.

        Our corporate governance guidelines also provide that all decisions related to our advisory agreements with Ashford Trust and Ashford Prime, the mutual exclusivity agreement with Remington and certain agreements with Ashford Trust that we entered into pursuant to the spin-off be approved by a majority of the independent directors, except as specifically provided otherwise in such agreements.

        Finally, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest. Such transactions may be voidable under Maryland law, unless certain safeharbors are met. Our charter contains a requirement, consistent with one such safeharbor, that any transaction or agreement involving us, any of our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate or associate of any director or officer requires the approval of a majority of disinterested directors.

Advisory Agreements and Relationships with Ashford Trust and Ashford Prime

        We, through out operating subsidiary, advise Ashford Trust and Ashford Prime in the management of their investments and day-to-day operations, subject to the supervision and oversight of the respective board of directors of such entities, pursuant to advisory agreements executed between Ashford LLC and each of Ashford Trust and Ashford Prime. We may also perform similar services for new or existing platforms created by us, Ashford Trust or Ashford Prime. We share many of the same executive officers and significant employees with Ashford Trust and Ashford Prime, and we all have one common director, Mr. Monty Bennett, our Chief Executive Officer and Chairman. In addition, Mr. Kessler, our President, currently serves on the board of Ashford Prime. However, on February 20, 2017, Mr. Kessler informed Ashford Prime's board that he will not stand for re-election to the board at its 2017 annual meeting. Mr. Kessler's decision was made in connection with his appointment as the Chief Executive Officer of Ashford Trust.

  Advisory Agreements

        Our advisory agreements with Ashford Prime and Ashford Trust each have an initial 10-year term. Each advisory agreement is automatically renewed for successive five-year terms after its expiration unless terminated either by us, Ashford Trust or Ashford Prime, as applicable. We are entitled to receive from each of Ashford Trust and Ashford Prime an annual base fee calculated as 0.70% or less of the total market capitalization of such entities, subject to a minimum quarterly fee. We are also entitled to receive an incentive fee from each of Ashford Trust and Ashford Prime based on their respective out-performance, as measured by total annual stockholder return, as compared to such entity's respective peers. For the year ended December 31, 2016, we earned base fees of $34.7 million and $8.3 million from Ashford Trust and Ashford Prime, respectively. We earned an incentive fee of $1.8 million and $1.3 million from Ashford Trust and Ashford Prime, respectively, for 2016.

        In addition, we are entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by us or our affiliates on behalf of Ashford Trust or Ashford Prime or in connection with the services provided by us pursuant to the advisory agreements, which includes each of Ashford Trust's and Ashford Prime's pro rata share of our office overhead and administrative expenses incurred in providing our duties under the advisory agreements. For the year ended December 31, 2016, we received reimbursable overhead and internal audit, insurance claims and advisory fees of $5.9 million and $2.8 million from Ashford Trust and Ashford Prime, respectively.

        The board of directors of each of Ashford Trust and Ashford Prime also has the authority to make annual equity awards to us or directly to our employees, officers, consultants and non-employee directors, based on the achievement by Ashford Trust or Ashford Prime, as applicable, of certain financial and other hurdles established by their respective boards of directors. In October 2016, Ashford Prime awarded performance stock units and performance LTIP units to our executive officers valued at $7.2 million. In April 2016, Ashford Prime awarded equity grants of its common stock or LTIP units to our non-executive employees valued at $397,000. In March 2016, Ashford Trust awarded equity grants of its common stock, LTIP units, performance stock units, and performance LTIP units to executives valued at $9.4 million. In April 2016, Ashford Trust awarded common equity grants of its common stock and LTIP units valued at $2.2 million to our non-executive employees.

        We are also entitled to receive a termination fee from each of Ashford Trust and Ashford Prime under certain circumstances.

        On January 24, 2017, we entered into an amended and restated advisory agreement with Ashford Prime, which agreement will not become effective unless and until it is approved by Ashford Prime's stockholders at a special meeting currently scheduled to take place June 9, 2017. The amended and restated agreement includes the following significant changes to our existing advisory agreement with Ashford Prime:

  •
  Requires a $5.0 million cash payment to us at the effective date;

  •
  Removes a tax gross-up provision and a 1.1 times multiple from the calculation of the termination fee;

  •
  Requires quarterly public disclosure of the incremental expenses of Ashford Inc. used to calculate the termination fee;

  •
  Removes a change in a majority of our incumbent directors as a triggers for the a termination fee;

  •
  Requires us to retain an accounting firm to provide a quarterly report to Ashford Prime on the reasonableness of our determination of expenses, which will be binding on Ashford Prime and us;

  •
  Eliminates our right to appoint a "Designated Chief Executive Officer" as defined under our existing advisory agreement with Ashford Prime; and

  •
  Requires a payment to us of $45 million, in addition to the termination fee, in the event the agreement is terminated prior to any net incremental growth in Ashford Prime's hotel portfolio. This amount may reduce ratably to zero over time based on such net incremental asset growth.

  Sessa Litigation

        On March 14, 2016, Sessa Capital (Master), L.P., an owner of more than 5% of the outstanding shares of Ashford Prime ("Sessa"), filed third party claims in a lawsuit in the United States District Court for the Northern District of Texas, Dallas Division against Ashford Prime us and Ashford LLC for aiding and abetting the Ashford Prime directors' breaches of fiduciary duty in connection with the amendments to Ashford Prime's advisory agreement with Ashford LLC. On February 17, 2017, the court dismissed these claims. On March 23, 2016, we filed a lawsuit in the District Court of Dallas County against Sessa and certain of its affiliates for tortious interference relating to Sessa's litigation and public campaign regarding our advisory agreement with Ashford Prime. The lawsuit sought to enjoin Sessa and the other defendants from their tortious interference with the advisory agreement, as well as damages in excess of $200 million. On February 16, 2017, Ashford Prime, Ashford Trust and we entered into a Settlement Agreement with Sessa and its affiliates dismissing the litigation.

  Service Providers

        In accordance with our advisory agreements, we, or entities in which we have an interest, have a right to provide products or services to hotels owned by Ashford Trust and Ashford Prime or their affiliates at market rates, provided such transactions are evaluated and approved by the independent directors of Ashford Trust and Ashford Prime. Our relationships with such product and service providers often results in preferred pricing, "most-favored-nation" status, premium service, and other benefits for Ashford Trust and Ashford Prime hotels. We also anticipate that this arrangement will facilitate better long-term quality control and accountability.

        If we request, by the independent directors, to perform services outside the scope of the advisory agreement, Ashford Trust and Ashford Prime are obligated to pay separately for such services.

        The table below sets forth entities in which we have an interest with which Ashford Trust and Ashford Prime or their hotels contracted for products and services, the fees paid by Ashford Trust or Ashford Prime for those services, our interests in such entities, the distributions we received from such entities, and the number of board seats we have on such companies' boards—such board seats being filled by directors or officers of us, Ashford Trust and/or Ashford Prime.

Company Name	Product or Service	Fees Paid by Ashford Trust for Product or Service	Fees Paid by Ashford Prime for Product or Service	Ashford Inc. Interest	Distributions from Company to Ashford Inc.	Ashford Inc. Board Seats/Board Seats Available
OpenKey Inc.(1)	Mobile Key App	$4,000	$0	40.06%	$0	1/2
PRE Opco, LLC(2)	"Allergy Friendly" Premium Rooms	$475,000	$0	70%	$0	2/3

(1)
On November 17, 2015, OpenKey, Inc. ("OpenKey") issued a $3,000,000 convertible promissory note (the "OpenKey Note"), amending and restating a promissory note originally issued on July 9, 2014, to Ashford Lending Corporation ("Ashford Lending"), a subsidiary of the company. On March 8, 2016, Ashford Lending and Ashford Hospitality Limited Partnership ("AHLP"), a subsidiary of Ashford Trust, entered into a Series A Preferred Stock Purchase Agreement with OpenKey (the "OpenKey Purchase Agreement"), pursuant to which Ashford Lending agreed to convert the OpenKey Note into 3,905,120 shares of OpenKey's Voting Series A-1 Preferred Stock (the "A-1 Preferred") (a price of approximately $0.81 per share of A-1 Preferred, including accrued interest), and AHLP subscribed for 1,240,540 shares of OpenKey's Voting Series A Preferred Stock (the "A Preferred") in exchange for approximately $2,000,000 (a price of approximately $1.61 per share of A Preferred). On March 2, 2017, AHLP purchased 602,575 additional A Preferred, and Ashford Lending purchased 1,226,602 A Preferred, at a purchase price of $1.61 per share. In addition, Mr. Welter, our Executive Vice President, Asset Management, has been issued 75,000 options outstanding pursuant to OpenKey's 2015 stock plan, equating to an approximate 0.57% ownership in OpenKey. Pursuant to the Voting Agreement, dated as of March 8, 2016, Ashford Lending or its affiliates may designate one member of the Board of Directors of OpenKey, and the holders of a majority of the A Preferred not held by any affiliate of Ashford Inc. may appoint an additional director. Mr. Monty Bennett has been designated by Ashford Lending to serve on the board of directors of OpenKey.

(2)
On April 10, 2017, a subsidiary of ours acquired substantially all of the assets and certain liabilities of PAFR, LLC, a New York limited liability company that provides "pure allergy friendly room" services to hotels and other venues. PRE Opco, LLC provides "pure allergy friendly rooms" to hotels owned by us or our affiliates.

  Investment Management

        Effective January 19, 2017, our subsidiary, Ashford Investment Management, LLC ("AIM") entered into an agreement with Ashford Trust, pursuant to which AIM manages all or a portion of Ashford Trust's available cash. This cash management strategy allows us to potentially realize a higher return on otherwise idle accounts while maintaining the flexibility to access cash when we need it. Ashford Trust reimburses us for the costs of implementing such cash management strategy which, since the strategy's implementation, have totaled approximately $186,000. As of March 31, 2017, AIM manages approximately $48,363,755 under this arrangement.

        In June 2015, for consideration of certain marketable securities, Ashford Trust obtained a 52.4% ownership interest in Ashford Quantitative Alternatives (U.S.) LP (formerly, AIM Real Estate Hedged Equity (U.S.) Fund, LP) (the "Onshore Fund") with a carrying value of approximately $56.0 million. The Onshore Fund is managed by AIM. The Onshore Fund invests substantially all of its assets in the

Ashford Quantitative Alternatives Master Fund, LP (formerly, AIM Real Estate Hedged Equity Master Fund, LP) (the "Master Fund"), and as a consequence of Ashford Trust's investment in the Onshore Fund, Ashford Trust obtained an indirect interest in the Master Fund. As of December 31, 2016, Ashford Trust owned an approximate 96.6% ownership interest in the Onshore Fund, however, by letter dated March 7, 2017, the general partner of the Onshore Fund notified its limited partners of its election to dissolve the Onshore Fund and liquidate the Master Fund as of March 31, 2017. In connection with the dissolution, the Onshore Fund paid each limited partner its capital account less an audit hold-back of 5% on March 31, 2017.

        Also in June 2015, a wholly owned subsidiary of Ashford Prime invested all of its assets in the Onshore Fund. In 2016, Ashford Prime redeemed 100% of its interest in the Onshore Fund, valued at approximately $48.4 million at the time of redemption.

        AIM was not compensated for its services pursuant to the investment management agreement with respect to any assets invested by Ashford Trust or Ashford Prime; however, the Onshore Fund reimbursed AIM for certain expenses related to the investment management services provided by AIM to the Onshore Fund and Master Fund and those expenses were indirectly borne by Ashford Trust and Ashford Prime.

        Mr. Monty J. Bennett, our Chief Executive Officer and Chairman, owns 25% of AIM Performance Holdco, L.P. ("AIM Performance Holdco"), a Delaware limited partnership that owns a 99.99% limited partnership interest in the general partner of the private investment funds managed by AIM. Mr. J. Robison Hays III, our Chief Strategy Officer, owns 15% of AIM Performance Holdco. Ashford LLC directly and indirectly holds the remaining equity interests in AIM Performance Holdco. The collective 40% equity interest held by Messrs. Bennett and Hays in AIM Performance Holdco results in an indirect ownership of a 40% equity interest in the general partner of the private investment funds managed by AIM, or any affiliates that are created by us to serve as the general partner of such private investment funds.

Our Relationship and Agreements with Remington

  Mutual Exclusivity Agreement

        Immediately prior to the completion of the spin-off from Ashford Trust, we entered into a mutual exclusivity agreement with Remington, pursuant to which we agreed to utilize Remington to provide property management, project management and development services for all hotels, if any, that we may acquire as well as all hotels that future companies advised by us may acquire, to the extent that we have the right, or control the right, to direct such matters, unless our independent directors either (i) unanimously vote not to utilize Remington for such services or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington or that another manager or developer could perform the duties materially better. In exchange for our agreement to engage Remington for such services for all hotels, if any, that we may acquire as well as all hotels that future companies advised by us may acquire, Remington has agreed to grant to any such companies advised by us a right of first refusal to purchase any investments identified by Remington and any of its affiliates that meet the initial investment criteria of such entities, as identified in the advisory agreement between us and such entities, subject to any prior rights granted by Remington to other entities, including Ashford Trust, Ashford Prime and us. The services that Remington provides under the mutual exclusivity agreement to Ashford Trust, Ashford Prime and future companies advised by us includes (i) property management services, which consist of the day-to-day operations of hotels; (ii) project management services, which consist of planning, management and implementation of capital improvements and plans related to capital projects; and (iii) development services, which consist of building hotel properties or constructing hotel improvements. Currently, our business strategy does not include providing any of these types of services.

        Mr. Monty Bennett will potentially benefit, indirectly, from Remington's receipt of property management fees, project management fees and development fees by Remington from such future companies that we advise, as well as any such fees payable by us if we acquire or develop hotels in the future. Currently, our business strategy does not contemplate the acquisition or development of hotels.

  Remington Transaction

        On September 17, 2015, we entered into an acquisition agreement to acquire 80% of Remington. The acquisition was subject to customary closing conditions, including that the transaction must be approved by our stockholders. Our stockholders approved the transaction on April 12, 2016. Effective March 24, 2017, Remington and Ashford Inc. mutually agreed to terminate the acquisition agreement due to the failure of certain closing conditions.

AUDIT COMMITTEE REPORT

        The audit committee represents and assists our board of directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, and risk assessment and risk management. The audit committee manages our relationship with its independent registered public accounting firm (which reports directly to the audit committee). The audit committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the audit committee deems necessary to carry out its duties and receives appropriate funding, as determined by the audit committee, from us for such advice and assistance.

        Our management is primarily responsible for our internal control and financial reporting process. Our independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles. The audit committee monitors our financial reporting process and reports to the board on its findings.

        In this context, the audit committee hereby reports as follows:

          1.     The audit committee has reviewed and discussed the audited financial statements with Ashford's management.

          2.     The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board, or the PCAOB.

          3.     The audit committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

          4.     Based on the review and discussions referred to in paragraphs (1) through (3) above, the audit committee recommended to the board, and the board has approved, that the audited financial statements be included in Ashford's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

        The undersigned members of the audit committee have submitted this Report to the board of directors.

AUDIT COMMITTEE
Gerald J. Reihsen, III, Chairman Darrell T. Hail Dinesh P. Chandiramani

 PROPOSAL NUMBER TWO—RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS
OUR INDEPENDENT AUDITORS

        We are asking our stockholders to ratify our audit committee's appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. BDO USA, LLP has audited our financial statements as of and for the year ended December 31, 2016. Ernst & Young LLP served as our independent registered public accountant during 2015 until their dismissal effective September 8, 2015. Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

        The reports of Ernst & Young LLP on our financial statements for the fiscal year ended December 31, 2014 and through September 8, 2015, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in its reports on the financial statements for such periods.

        Except as discussed below, there were no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2014 and the subsequent interim period through September 8, 2015. The company disclosed in a Form S-4, filed with the SEC on July 2, 2014 (the "Form S-4"), that its internal control over financial reporting was not effective due to the existence of a material weakness related to an operational deficiency in its controls surrounding management's preparation and review of carve out financial statements. As a result, the company restated its financial statements for the years ended December 31, 2013, 2012 and 2011 within the Form S-4 due to (i) a misstatement related to dividends paid on stock reserved for issuance to participants in the company's deferred compensation plan, (ii) a misstatement related to non-cash compensation being improperly included as a cash item in the operating section of the combined statements of cash flows and (iii) an incorrect allocation of stock-based compensation. Additionally, the company disclosed in its Form 10-Q/A, filed with the SEC on August 14, 2015, for the fiscal quarter ended March 31, 2015 (the "Form 10-Q/A") that its internal control over financial reporting was not effective as of March 31, 2015 due to the existence of material weaknesses related to the accounting for (i) the valuation allowance on deferred tax assets and (ii) the consolidation of the financial position and operating results of certain private investment funds managed by AIM, a wholly owned subsidiary of the company. As a result, the company noted misstatements related to: (a) income tax expense and deferred tax assets resulting from improper consideration of carryback potential of certain deferred tax assets in assessing whether it is more likely than not that a portion of the company's deferred tax assets will be realized, and (b) the consolidation of certain private investment funds managed by AIM. Accordingly, the company misstated net income and adjusted net income, requiring the company to restate its financial statements for the fiscal quarter ended March 31, 2015 in the Form 10-Q/A.

        The company's accounting for the reportable events above was discussed with Ernst & Young LLP, and the company authorized Ernst & Young LLP to respond fully to the inquiries of BDO USA, LLP concerning the subject matter of each of the abovementioned reportable events.

        During the fiscal year ended December 31, 2015, and in connection with the accounting for the valuation allowance on deferred tax assets described above, the company discussed the matter with Ernst & Young LLP and sought BDO USA, LLP's assistance to understand the accounting requirements and available interpretations regarding the application of ASC 740, Income Taxes. Decisions regarding the accounting treatment of this item were made by the company with consideration given to the interpretive guidance provided by Ernst & Young LLP and BDO USA, LLP. The company's accounting for the above income tax matter involves considerable management judgment and assumptions as described in the notes to the financial statements in the Form 10-Q/A. BDO USA, LLP did not express a conclusive view on the company's accounting treatment of this income tax matter.

        Ernst & Young LLP furnished us with a letter to addressed to the SEC stating its agreement with the above statements.

        Except for the consultations described above, during the fiscal years ended December 31, 2014 and through September 8, 2015, the company has not consulted with BDO USA, LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, and neither a written report was provided to the company nor oral advice was provided to it by BDO USA, LLP that BDO USA, LLP concluded was an important factor considered by the company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement," as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a "reportable event" described in Item 304(a)(1)(v) of Regulation S-K.

        Our audit committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. Our audit committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The audit committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee approved all fees paid to BDO USA, LLP since their appointment with no reliance placed on the de minimis exception established by the SEC for approving such services.

        Services provided by Ernst & Young LLP during 2014 and 2015 until their resignation and by BDO USA, LLP since their appointment included the audits of our annual financial statements and the financial statements of our subsidiaries. Services also included the limited review of unaudited quarterly financial information; review and consultation regarding filings with the SEC and the Internal Revenue Service; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2016 and 2015, aggregate fees incurred related to our principal accountants, Ernst & Young LLP and BDO USA, LLP, applicable, consisted of the following:

	BDO USA, LLP	Ernst & Young LLP	BDO USA, LLP	TOTAL
	Year Ended December 31,	January 1 - September 8,	September 8 - December 31,	Year Ended December 31,
	2016	2015	2015	2015
Audit Fees	$348,410	$485,000	$265,560	$750,560
Audit-Related Fees	70,500	84,892	40,000	124,892
Tax Fees	—	108,250	—	108,250
All Other Fees	—	—	—	—

Total	$508,910	$678,142	$305,560	$983,702

        "Audit Fees" include fees and related expenses for professional services rendered in connection with audits of our annual financial statements and the financial statements of our subsidiaries, reviews of our unaudited quarterly financial information, reporting on the effectiveness of our internal controls over financial reporting and reviews and consultation regarding financial accounting and reporting matters and our filings with the SEC.

        "Audit-Related Fees" include fees and related expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.

        "Tax Fees" include fees and related expenses billed for tax compliance services and federal and state tax advice and planning.

        "All Other Fees" include fees and related expenses for products and services that are not Audit Fees, Audit-Related Fees or Tax Fees.

        Our audit committee has considered all fees provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors' independence.

        Representatives of BDO USA, LLP will be present at the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Representatives of Ernst & Young LLP will not be present at the annual meeting of stockholders.

        The board of directors unanimously recommends a vote FOR approval of Proposal Number Two, the ratification of the appointment of BDO USA, LLP as our independent auditors for the year ending December 31, 2017.

 OTHER PROPOSALS

        The proxies intend to exercise their discretionary authority to vote on any stockholder proposals submitted at the 2017 annual meeting as permitted by Rule 14a-4(c) promulgated under the Exchange Act and not included in this proxy statement. For a stockholder proposal to be considered for inclusion in the company's proxy statement for the 2018 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal office no later than the close of business on December 14, 2017. Such proposals also must comply with Exchange Act Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

        Any proposal that a stockholder intends to present at the 2018 annual meeting of stockholders other than by inclusion in our proxy statement pursuant to Rule 14a-8 must be received by us no earlier than December 14, 2017 and no later than January 13, 2018. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to David A. Brooks, Corporate Secretary, Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

 ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, DC 20549-1090. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.ashfordinc.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our board of directors, our Board of Directors Guidelines, our Code of Business Conduct and Ethics, our Financial Officer Code of Conduct and other company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Ashford Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

        The SEC allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2016. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated April 13, 2017. You should not assume that the information contained in this proxy statement is accurate as of any later date.

By order of the board of directors,
/s/ DAVID A. BROOKS David A. Brooks Secretary

April 13, 2017

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ASHFORD INC. ATTN: DAVID A. BROOKS, SECRETARY 14185 DALLAS PARKWAY SUITE 1100 DALLAS, TX 75254 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E27984-P91296 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ASHFORD INC. The Board of Directors unanimously recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Monty J. Bennett 02) Dinesh P. Chandiramani 03) Darrell T. Hail 04) J. Robinson Hays, III 05) Uno Immanivong 06) John Mauldin 07) Brian Wheeler The Board of Directors unanimously recommends you vote FOR proposal 2. For Against Abstain ! ! ! 2. To ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2017 NOTE: To transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting ! For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. ! Yes ! No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2016 Annual Report are available at www.proxyvote.com. E27985-P91296 ASHFORD INC. ANNUAL MEETING OF STOCKHOLDERS - May 16, 2017 This Proxy is solicited by the Board of Directors of the Company The undersigned, having received notice of the 2017 Annual Meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Mr. David A. Brooks and Mr. Deric S. Eubanks (with full power of substitution), as proxies of the undersigned to attend the 2017 Annual Meeting of Stockholders of Ashford Inc. (the "Company") to be held on Tuesday, May 16, 2017 and any adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR ITEM 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE V.1.1 Address Changes/Comments: